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Exhibit 10.30

BUTTE COMMUNITY BANK
DIRECTOR RETIREMENT AGREEMENT

        This Director Retirement Agreement (Agreement) is entered into by and between Butte Community Bank (Bank), a state commercial bank located in Paradise, California, and Eugene Even (Director), to be effective as of April 14, 1998.

RECITALS

        A.    The Bank has engaged the Director as a member of the board of directors of the Bank since 1990.

        B.    The Bank desires to continue to engage the Director as a member of the board of directors of the Bank.

        C.    In order to encourage the Director to remain a member of the board of directors of the Bank, the Bank is willing to provide retirement benefits to the Director as set forth in this Agreement.

AGREEMENT

        In consideration of the promises and mutual covenants contained herein, the Bank and the Director agree as follows:

ARTICLE 1. GENERAL

        1.01.    Purpose.

        The purpose of this Agreement is to provide deferred compensation benefits to the Director by providing for the payment of deferred compensation after the Director's termination of service provided that the Director satisfies the conditions set forth in this Agreement. The board of directors of the Bank has determined that the overall compensation paid to the Director under this Agreement and the other compensation arrangements provided to the Director by the Bank is reasonable compensation for the services rendered and to be rendered to the Bank by the Director in view of such services and the compensation paid by other corporations to the members of their board of directors under similar circumstances.

        1.02.    Income Tax Status.

        The Agreement is intended to be an unfunded, nonqualified deferred compensation and death benefit plan that is governed by Internal Revenue Code sections 61, 83, and 451, such that neither the Director nor the Director's Beneficiary(ies) will have any taxable income by virtue of the operation of the Agreement earlier than the first taxable year in which the deferred compensation benefits under the Agreement are paid.

        1.03.    ERISA Status.

        This Agreement is intended to qualify as a deferred compensation arrangement that is exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA) because this Agreement is not an employee benefit plan or a plan as those terms are defined under the provisions of ERISA. It is understood that the amounts payable to the Director under this Agreement are strictly from the general assets of the Bank and that the Director has no greater rights to the general assets of the Bank than any other unsecured general creditor. Similarly, the Bank may, in its sole and absolute discretion, establish a "rabbi trust" as a means of setting aside a portion of its general assets for the payment of benefits under this Agreement. However, the Bank shall be under no obligation to establish such a trust nor shall the Bank establish such a trust if its establishment or existence would in any way cause this Agreement to be anything other than an unfunded deferred compensation arrangement.

        1.04.    Limitation Of Rights.

        Neither this Agreement, nor any modifications hereof, nor the payment of any benefits hereunder shall be construed as a services contract, nor as giving to the Director any right to be engaged by the Bank as a member of the board of directors, nor as modifying the terms of any service contract between the Director and the Bank.

ARTICLE 2. GENERAL DEFINITIONS

        2.01.    Anniversary Year.

        "Anniversary Year" means the twelve (12) consecutive month period ending on the last day of April each year. The initial Anniversary Year shall commence on the effective date of this Agreement.

        2.02.    Beneficiary.

        "Beneficiary" means the person entitled to receive benefits under the Agreement in the event of the death of the Director, as designated by the Director on such form as is acceptable to and filed with the Bank, all as set forth in the Beneficiary Designations paragraph, below.

        2.03.    Cause.

        "Cause" means conduct evincing such willful or wanton disregard of the Bank's interest as is found in deliberate violation or disregard of standards of behavior which the Bank has the right to expect of a member of the board of directors, or in carelessness or negligence of such a degree or occurrence as to manifest equal culpability, wrongful intent, or evil design, or to show an intentional and substantial disregard of the Bank's interest or the Director's duties and obligations to the Bank, including, but not limited to, the following:

          A.    Conviction of a crime, the nature of which reflects a possibility of serious consequences related to the continued assignment or employment of the Director;

          B.    Careless, negligent, or improper use of the Bank's property, equipment or funds, including unauthorized removal, or use for private purpose, or use involving damage or unreasonable risk of damage to property;

          C.    Unauthorized release of the Bank's confidential information or official records;

          D.    Falsifying information related to any work related record or report;

          E.    Intoxication or incapacity on duty due to the use of alcohol or drugs, including driving under the influence;

          F.    Willful or negligent violation of rules and regulations, resolutions, and other related ordinances including personnel, safety, and other policies;

          G.    Any personal act or conduct that is discriminatory in nature towards another person's race, creed, color, national origin, sex (including sexual harassment), age, religious beliefs or political affiliations; or

          H.    Being absent without authorized leave or excessive absenteeism (regardless of the reason).

        2.04.    Change Of Control.

        "Change of Control" means either (i) a person (as such term is used in section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) acquires more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Bank as a result of a tender or exchange offer, open market or privately negotiated purchases or otherwise, (ii) the consolidation or merger of the Bank where the Bank is not the surviving corporation immediately after the merger, or (iii) any sale, lease, exchange or other transfer of all or substantially all assets of the Bank.

        2.05.    Code.

        "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time. Reference to any provision of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such provision.

        2.06.    Disability.

        "Disability" means the Director's permanent and total disability as defined in Code section 22(e)(3). As a condition to any benefits under this Agreement, the Bank, in its sole and absolute discretion, may require the Director to submit to such physical or mental evaluations and tests as the Bank deems appropriate in order to determine if the Director has a Disability. For purposes of this Agreement, if there is a dispute over the disability status of the Director, the Bank shall have the sole and absolute right to resolve this issue for purposes of this Agreement.

        2.07.    ERISA.

        "ERISA" means the Employee Retirement Income Security Act of 1974, Public Law 93-406, enacted September 2, 1974, as it may be amended from time to time.

        2.08.    Normal Retirement Age.

        "Normal Retirement Age" means age seventy-five (75).

        2.09.    Termination Of Service.

        "Termination of Service" means that the Director ceases to be a member of the board of directors of the Bank for any reason whatsoever. For purposes of this Agreement, if there is a dispute over the status of the Director or the date of the Director's Termination of Service, the Bank shall have the sole and absolute right to resolve this issue for purposes of this Agreement.

        2.10.    Year Of Service.

        "Year of Service" means the total number of calendar years that the Director has served as a member of the board of directors of the Bank. The Director shall be credited with a Year of Service for each calendar year as to which the Director served as a member of the board of directors of the Bank on both the first day and the last day of the calendar year; provided, however, that:

          A.    The Director shall be credited with a Year of Service for the Director's initial calendar year as a member of the board of directors of the Bank if the Director served as a member of the board of directors of the Bank on the last day of the calendar year; and

          B.    The Director shall be credited with a Year of Service for the Director's last calendar year as a member of the board of directors of the Bank if the Director's Termination of Service during such last calendar year occurs on or after the Director's Normal Retirement Age.

        If the Director is rehired by the Bank after the Director's Termination of Service, the Director's service prior to being rehired shall not be taken into account for purposes of determining the Director's Years of Service. Years of Service shall be expressed in whole years only and no credit shall be given for a partial year.

ARTICLE 3. BENEFITS

        3.01.    Normal Retirement Benefit.

        Subject to the provisions of the Entitlement paragraph, below, if the Director's Termination of Service occurs on or after the Director's Normal Retirement Age, the deferred compensation benefit payable under this Agreement to the Director shall be a monthly benefit in an amount equal to Five hundred dollars ($500.00) per month for a period of Sixty (60) months. This benefit shall be payable on the first day of each month commencing with the month following the Director's Termination of Service.

        3.02.    Early Retirement Benefit.

        Subject to the provisions of the Entitlement paragraph, below, if the Director's Termination of Service occurs before the Director's Normal Retirement Age for reasons other than the Director's death, Disability, or a Change of Control, the deferred compensation benefit payable under this Agreement to the Director shall be a monthly benefit for a period of sixty (60) months in the amount determined pursuant to the following provisions as of the date of the Director's Termination of Service. This benefit shall be payable on the first day of each month commencing with the month following the Director's Normal Retirement Age.

          A.    Monthly Benefit Amount.

          Subject to the provisions of the Vesting Percentage paragraph below, the amount of the Director's monthly benefit under this paragraph shall be equal to the vested portion of the amount shown in the following table for the Anniversary Year immediately preceding the Director's Termination of Service:

Anniversary Year	Monthly Benefit
1	116.58
2	224.17
3	323.50
4	415.25
5	500.00
6	n/a
7	n/a
8	n/a
9	n/a
10	n/a
11	n/a
12	n/a
13	n/a
14	n/a
15	n/a

          B.    Vesting Percentage.

          The amount of the Director's benefit under this paragraph shall be equal to the vested portion of the amount determined under the Percentage Of Compensation Benefit paragraph, above, as determined by the Director's Years of Service as of the Director's Termination of Service according to the following table:

              100% vested immediately

        3.03.    Disability Benefit.

        Subject to the provisions of the Entitlement paragraph, below, if the Director's Termination of Service occurs before the Director's Normal Retirement Age because of the Director's Disability, the deferred compensation benefit payable under this Agreement to the Director shall be a monthly benefit for a period of sixty (60) months in the amount shown in the following table for the Anniversary Year immediately preceding the Director's Termination of Service:

Anniversary Year	Monthly Benefit
1	84.75
2	176.50
3	275.83
4	383.42
5	500.00
6	n/a
7	n/a
8	n/a
9	n/a
10	n/a
11	n/a
12	n/a
13	n/a
14	n/a
15	n/a

        This benefit shall be payable on the first day of each month commencing with the month following the Director's Termination of Service.

        3.04.    Change Of Control Benefit.

        Subject to the provisions of the Entitlement paragraph, below, if the Director's Termination of Service occurs before the Director's Normal Retirement Age and within twelve (12) months after a Change of Control, for reasons other than the Director's death or Disability, the deferred compensation benefit payable under this Agreement to the Director shall be a monthly benefit for a period of sixty (60) months in the amount shown in the following table for the Anniversary Year immediately preceding the Director's Termination of Service:

Anniversary Year	Monthly Benefit
1	84.75
2	176.50
3	275.83
4	383.42
5	500.00
6	n/a
7	n/a
8	n/a
9	n/a
10	n/a
11	n/a
12	n/a
13	n/a
14	n/a
15	N/a

        This benefit shall be payable on the first day of each month commencing within six (6) months of the date of the Director's Termination of Service.

        3.05.    Death Benefit.

          A.    Death Before Termination Of Service.

          If the Director dies prior to the Director's Termination of Service, the deferred compensation benefit payable under this Agreement to the Director's Beneficiary shall be a monthly benefit in an amount equal to Five hundred dollars ($500.00) per month for a period of sixty (60) months. This benefit shall be payable on the first day of each month commencing with the month following the Director's death. If the Director's Beneficiary dies prior to receiving all such payments, then any remaining payments shall be paid to the Beneficiary's estate.

          B.    Death During Benefit Period.

          If the Director dies after the benefit payments have commenced under this Agreement but before the Director has received all such payments to which the Director is entitled, the Bank shall pay such remaining benefits to the Director's Beneficiary at the same times and in the same amounts they would have been paid to the Director had the Director survived. If the Director's Beneficiary dies prior to receiving all such payments, then any remaining payments shall be paid to the Beneficiary's estate.

          C.    Death Before Benefit Period.

          If the Director has become entitled to benefits under this Agreement, but the Director dies before the commencement of such benefit payments, the Bank shall pay such benefits to the Director's Beneficiary at the same times and in the same amounts they would have been paid to the Director had the Director survived. This benefit shall be payable on the first day of each month commencing with the month following the Director's death. If the Director's Beneficiary dies prior to receiving all such payments, then any remaining payments shall be paid to the Beneficiary's estate.

          D.    Beneficiary Designations.

          The Director shall notify the Bank of the name, date of birth and current address of the Director's designated Beneficiary and when any change in the address of the Director's designated Beneficiary occurs. The Director shall have the right, at any time, to revoke such designation or to substitute another such Beneficiary without the consent of any person. However, Beneficiary designations will be effective only if signed by the Director and accepted by the Bank during the Director's lifetime. If the Director's Beneficiary on file with the Bank is the Director's spouse and the Director's marriage to such spouse is subsequently dissolved other than by the Director's death, such Beneficiary designation shall be deemed automatically revoked. If, upon the death of the Director, there is no valid Beneficiary designation on file with the Bank or the Director's Beneficiary has predeceased the Director, the Director's surviving spouse, or if there is none, the Director's estate, shall be the Director's Beneficiary.

        3.06.    Benefit Enhancements.

        The Bank's board of directors may, in its sole and absolute discretion, increase the amount of the benefit payments to the Director or the Director's Beneficiary under this Agreement commencing any time, and from time to time, effective on or after the first anniversary of the first benefit payment under this Agreement.

        3.07.    Acceleration Of Payments.

        The Bank may, in its sole and absolute discretion, pay the present value of the remaining annual installments to the Director or the Director's Beneficiary in a lump sum, at any time, using an eight percent (8.0%) discount rate.

        3.08.    Entitlement.

          A.    Excess Parachute Payments.

          Notwithstanding any provision of this Agreement to the contrary, no benefit shall be payable under this Agreement to any person to the extent that the benefit would result in the disallowance of an income tax deduction or an excise tax under Code section 280G or Code section 4999.

          B.    Termination For Cause.

          Notwithstanding any provision of this Agreement to the contrary, no benefit shall be payable under this Agreement to any person if the Director's Termination of Service is for Cause.

          C.    Suicide Or Misstatement.

          Notwithstanding any provision of this Agreement to the contrary, no benefit shall be payable under this Agreement to any person if the Director commits suicide within two (2) years after the date of this Agreement or if the Director has made any material misstatement of fact on any application for life insurance purchased by the Bank.

        3.09.    Source Of Benefits.

        A.    All benefits payable pursuant to this Agreement shall be paid from the general assets of the Bank and the Bank shall be under no obligation to segregate any of its assets in connection with the Agreement benefits nor to fund or otherwise secure its obligation to pay such benefits.

        B.    If the Bank elects to provide for the payment of its obligations hereunder through the purchase of any contract of insurance, any investment product or the establishment of a trust or otherwise, neither the Director nor any Beneficiary who acquires a right to receive payments hereunder shall have rights or interest in any such contract, product, trust or other arrangement greater than those of an unsecured general creditor of the Bank.

        C.    All amounts of compensation deferred under the Agreement, all property and rights purchased with such amounts, and all income attributable to such amount, property or rights, shall remain, until made available to the Director or the Director's Beneficiary, solely the property and rights of the Bank, without being restricted to the provision of benefits under the Agreement, subject only to the claims of the general creditors of the Bank.

        3.10.    Repayment Of Overpayment Of Benefits.

        By accepting payment of proceeds under this Agreement, the Director or the Director's Beneficiary receiving the payment agrees that, in the event of overpayment, the Director or the Director's Beneficiary will promptly repay the amount of overpayment without interest; provided that, if the Director or the Director's Beneficiary has not repaid the overpayment within thirty (30) days after notice, the Director or the Director's Beneficiary will also pay an amount equal to simple interest at the rate determined by the Bank on the unpaid amount from the date of overpayment to the date of repayment, and in addition will pay all legal fees, court costs and the reasonable time value of the Bank, or any of its employees or agents, related to the collection of such overpayment.

        3.11.    Recovery Of Estate Taxes.

        If the Director's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Agreement, and if the Beneficiary is other than the Director's estate, then the Director's estate shall be entitled to recover from the Beneficiary receiving such benefit under the terms of this Agreement an amount by which the total estate tax due by the Director's estate, exceeds the total estate tax which would have been payable if the value of such benefit had not been included in the Director's gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person. In the event the Beneficiary has a liability hereunder, the Beneficiary may petition the Bank for a lump sum payment in an amount not to exceed the Beneficiary's liability hereunder.

        3.12.    Withholding.

        The Bank may withhold from any benefit payable under the Agreement all federal, state or local taxes that may be required to be withheld pursuant to applicable law.

        3.13.    Payments To Incapacitated Individuals.

        If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may make all benefit distributions to the persons or institutions which are providing for the care and maintenance of the distributee and continue to make distributions to them until a duly appointed legal representative of the distributee makes a claim for the payment. If a valid claim is made by a duly appointed legal representative of the distributee, the Bank shall pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Bank may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Payments made pursuant to the terms of this Payments To Incapacitated Individuals paragraph shall constitute a distribution to the Director or Beneficiary entitled thereto, and shall immediately discharge the Bank of any further liability therefor.

        3.14.    Bank Merger.

        If the Bank merges or consolidates with or into another entity, or transfers substantially all of the assets of the Bank to another entity, the Agreement shall be continued by the surviving entity resulting from such merger or consolidation, or the entity to which the assets have been transferred, and such entity shall succeed to all rights, powers and duties of the Bank hereunder. If the Director's employment is continued by such successor, the Director shall be deemed not to have a Termination of Service with the Bank for any purposes of this Agreement on account of such merger, consolidation or transfer of assets unless and until the Director's employment with such successor employer is terminated. In the case of any of the foregoing events, such successor employer shall be treated as the "Bank" under this Agreement effective as of the effective date of such event.

ARTICLE 4. BENEFIT CLAIMS AND APPEALS

        4.01.    Claim For Benefits.

        Claims for benefits shall be processed as soon as administratively feasible and without unreasonable delay due to causes beyond the control of the Bank. A written ruling on each claim for benefits shall be delivered to the Director or Beneficiary making the claim. If the claim is denied in any respect, the ruling shall set forth the specific reasons for such denial, written in a manner calculated to be understood by the Director or Beneficiary, including:

          A.    Specific references to pertinent Agreement provisions on which the denial is based;

          B.    A description of any additional material or information necessary for the claimant to perfect the claim;

          C.    An explanation of why such material or information is needed; and

          D.    An explanation of the Agreement's review procedure for denied claims.

        Such ruling shall be made within thirty (30) days from the date the claim is received by the Bank. If information upon which the ruling is based is not available, the Bank shall make prompt effort to secure all information needed and make its ruling. If the claim is not acted upon within one hundred twenty (120) days of the claim, the claimant may proceed to the review stage as if the claim had been denied.

        4.02.    Review Of Denied Claim.

        If a claim for benefits has been denied by the Bank, then within ninety (90) days after receipt of the ruling (or two hundred ten (210) days of the claim if the claim has not been acted upon within one hundred twenty (120) days of the claim), the Director or Beneficiary making the claim or the Director's or Beneficiary's authorized representative may file a written request for review on a form furnished by the Bank, giving the Director or Beneficiary thirty (30) days notice thereof, and notifying said claimant that said claimant may submit a written statement and documents, or appear personally at such or both, to give whatever facts or evidence the claimant feels bears upon the claim, review pertinent documents and records and submit issues and comments in writing. The Bank shall make a full and fair review of the record, including the written and oral information submitted by the claimant. Within thirty (30) days, the Bank shall render a decision and if the claim is again denied, the Bank shall set forth the specific reasons for such denial written in a manner calculated to be understood by the Director or Beneficiary. Such ruling shall contain the same information required by the Claim For Benefits paragraph, above.

        4.03.    Resolution Of Disputes.

        Any claim under this Agreement that has not been resolved under the preceding provisions of this Agreement shall be resolved pursuant to the provisions of this Resolution Of Disputes paragraph.

          A.    Negotiation/Mediation.

          If any dispute arises over performance under the terms of this Agreement, the parties shall use their best efforts for a period of thirty (30) days to resolve the dispute by agreement through negotiation or mediation. To commence the dispute resolution process, any party may serve written notice on the other parties specifically identifying the dispute and requesting that efforts at resolution begin. If the parties are unable to agree after reasonable negotiations among them, mediation shall be initiated upon written request by any party and a mediator shall be selected by the parties from the Retired Judges Registry maintained by the California Judges Association, the Sacramento Arbitration and Mediation Services or with Judicat (Mediator). The parties shall submit to the Mediator all written, documentary and other evidence and such oral testimony as is necessary for a proper resolution of the dispute. When and as requested by the Mediator, the parties shall meet promptly in good faith efforts to resolve the dispute.

          B.    Binding Arbitration.

          If the parties' good faith efforts at resolving the dispute by agreement through negotiation or mediation are unsuccessful, within the thirty (30) day period set forth in the Negotiation/Mediation paragraph, above, or such longer period as mutually agreed by the parties, such dispute between the parties shall be submitted to, and conclusively determined by, binding arbitration in accordance with this Binding Arbitration paragraph.

            1.    The parties agree that the Mediator selected pursuant to the Negotiation/Mediation paragraph, above, shall serve as the Arbitrator; provided, however, that if such Mediator is unable or unwilling to serve, then an Arbitrator shall be selected by the parties from the list of individuals affiliated with Judicial Arbitration and Mediation Services, Inc. If the parties are unable to agree upon an Arbitrator, each party shall select an Arbitrator and the Arbitrators so selected shall select a third Arbitrator.

            2.    Any arbitration hearing shall be conducted in Butte County, California. The law applicable to the arbitration of any dispute shall be the law of the State of California, excluding its laws of evidence. Except as otherwise provided in this Agreement, the arbitration shall be governed by the rules of arbitration of the American Arbitration Association.

            3.    In no event shall the Arbitrator's award include any component of punitive or exemplary damages. The parties shall equally bear all costs of arbitration.

        4.04.    Time.

        The filing of claims or receipt of notices of rulings and any event starting a time period shall be deemed to commence with personal delivery signed for by the claimant or by affidavit of personal service, or the date of actual receipts for certified or registered mail (or date returned if delivery is refused or a claimant has moved without giving the Bank a forwarding address).

ARTICLE 5. PLAN ADMINISTRATION

        5.01.    Statement Of Account.

        The Bank shall provide to the Director a statement setting forth the Director's Deferral Account balance as of December 31 of such calendar year. Such statement shall be provided to the Director within one hundred twenty (120) days after the end of each calendar year.

        5.02.    Powers And Duties Of The Bank.

        The Bank shall administer the Agreement in accordance with its terms and shall have the power and discretion to construe the terms of the Agreement, resolve any ambiguities in the Agreement, and to determine all questions arising in connection with the administration, interpretation and application of the Agreement. Any such determination by the Bank shall be conclusive and binding upon all persons. The Bank may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Agreement; provided, however, that any such procedure, discretionary act, interpretation or construction shall be consistent with the intent set forth in the Income Tax Status and ERISA Status paragraphs above.

ARTICLE 6. MISCELLANEOUS

        6.01.    Binding Effect.

        This Agreement shall be binding upon and inure to the benefit of the Bank, its successors and assigns, the Director and the Director's spouse, heirs, executors, administrators and legal representatives.

        6.02.    Amendment.

        No waiver or modification of any part of this Agreement shall be valid unless the amendment is in writing signed by the Bank and the Director. Notwithstanding any other provision of this Agreement to the contrary, the Bank may amend this Agreement at any time, without the consent of the Director, effective as of any date, if the Bank determines in its sole and absolute discretion that the amendment is necessary or appropriate in order to either (i) maintain the status of the Agreement as set forth in the Income Tax Status paragraph or ERISA Status paragraph above or (ii) if the Agreement would otherwise result in significant financial penalties or be otherwise significantly detrimental to the Bank (other than the financial impact of paying the benefits under the Agreement), regardless of the effect of any such amendment on the Director or the benefits with respect to the Director.

        6.03.    Alienation.

        No benefits under this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. Nor shall any such benefits in any manner be liable for or subject to the debts, contracts, liabilities, domestic relations orders or torts of the person entitled to such benefits except to the extent required by applicable law.

        6.04.    Applicable Law.

        This Agreement shall be construed, administered and governed in all respects by the laws of the United States of America to the extent applicable, and otherwise by the laws of the state of California.

        6.05.    Enforcement.

        If any action at law or in equity, or if the services of any attorney are necessary to enforce or interpret the terms of this Agreement, then, except as provided in the Resolution Of Disputes paragraph, above, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

        6.06.    Severability.

        If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective without being impaired or invalidated in any way.

        6.07.    Waiver.

        Failure to insist upon strict compliance with any provision of this Agreement shall not be deemed to be a waiver of such provision or any other provision; waiver of breach of any provision of this Agreement shall not be deemed to be a waiver of any other provision or of any subsequent breach of such provision.

        6.08.    Headings.

        The paragraph headings appearing in this Agreement shall not be deemed to govern, limit, modify, or in any way effect, the scope, meaning or intent of this Agreement.

        6.09.    Entire Agreement.

        This Agreement constitutes the entire agreement between the Bank and the Director as it relates to the salary continuation benefits under this Agreement. This Agreement supersedes all prior and contemporaneous agreements, understandings and representations between the parties, whether written or oral with respect to the subject matter hereof.

        In witness whereof, the Bank and the Director have caused this Agreement to be executed on this 14th day of April 1998.

BUTTE COMMUNITY BANK
By:	/s/ K C ROBBINS
Its:	President

BUTTE COMMUNITY BANK
DIRECTOR RETIREMENT AGREEMENT
BENEFICIARY DESIGNATION

Director Name:        Eugene Even

        Pursuant to the provisions of the Butte Community Bank Director Retirement Agreement (Agreement) between Butte Community Bank (Bank) and the undersigned, a member of the board of directors of the Bank, I understand that I have the right to designate a beneficiary to receive the benefits under the Agreement that are payable in the event of my death. I wish to designate the following beneficiaries as the recipients of any benefits which may arise under the Agreement as a result of my death:

Primary:	Name:	Mary Elizabeth Even
	Date of Birth	10-8-38
	Relationship	wife
	Address	436 Green Oaks Dr., Paradise CA 95969
Contingent:	Name	John Even
	Date of Birth	3-3-61
	Relationship	son
	Address	8225 Pinefield Dr., Antelope, CA 95843

        I understand that I may change these beneficiary designations by filing a new written beneficiary designation with the Bank. A new beneficiary designation shall not be effective until it is received and accepted by the Bank.

        I further understand that my beneficiary designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.

        Dated this 20th day of April 1998.

/s/ EUGENE B EVEN Director

        Accepted by the Bank this 14th day of April 1998.

BUTTE COMMUNITY BANK
By:	/s/ K C ROBBINS
Its:	President

SPOUSE'S CONSENT FOR MARRIED DIRECTORS

        I have read the foregoing Beneficiary Designation executed by my spouse as a member of the board of directors of the Bank, and I have reviewed a copy of the Butte Community Bank Director Retirement Agreement between the Bank and my spouse. I confirm that I understand the terms, provisions and conditions of the Agreement. I consent to my spouse's participation in the Agreement as set forth in the Agreement and the foregoing Beneficiary Designation.

        Dated this 20th day of April 1998.

/s/ MARY E EVEN Spouse

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  Exhibit 10.30
BUTTE COMMUNITY BANK DIRECTOR RETIREMENT AGREEMENT
RECITALS
AGREEMENT
ARTICLE 1. GENERAL
ARTICLE 2. GENERAL DEFINITIONS
ARTICLE 3. BENEFITS
ARTICLE 4. BENEFIT CLAIMS AND APPEALS
ARTICLE 5. PLAN ADMINISTRATION
ARTICLE 6. MISCELLANEOUS
BUTTE COMMUNITY BANK DIRECTOR RETIREMENT AGREEMENT BENEFICIARY DESIGNATION
SPOUSE'S CONSENT FOR MARRIED DIRECTORS